                                                                  Exhibit 10.269

                                                 Allstate Life Insurance Company
                                                      Loan No. 122495 and 122496

                               CLOSING CERTIFICATE


        TOWSON CIRCLE LLC, a Maryland limited liability company ("Towson") hereby makes the following representations and warranties to, and for the benefit of, ALLSTATE LIFE INSURANCE COMPANY, an Illinois insurance corporation ("Lender"), with the knowledge that Lender is relying thereon in making a $19,197,500 loan (the "Loan") to INLAND TOWSON SPE, L.L.C., a Delaware limited liability company ("Borrower") pursuant to the terms of that loan commitment dated July 7, 2004, as amended (the "Commitment") between Towson and Lender. Initially capitalized terms used but not defined herein have the same meanings given them in the Fee and Leasehold Indemnity Deed of Trust (the "Deed of Trust") securing the Payment Guaranty (the "Guaranty") executed and delivered by Towson to secure the Loan.

        (a) Towson has good and marketable title to the Fee Land and Improvements and has good title to the other Collateral, free and clear of all liens or encumbrances other than those to which Lender has specifically consented.

        (b) Towson is a party to that certain Lease (the "Ground Lease") between Baltimore County, Maryland, ("Ground Lessor") and Towson, as successor in interest to Towson Circle Joint Venture LLP, and recorded among the Land Records of Baltimore County, Maryland in Liber 13411, folio 575. Towson has a good and marketable leasehold interest in the Leasehold Land and Improvements, free and clear of all liens or encumbrances other than the Permitted Exceptions set forth in the Deed of Trust and those which shall be released or removed on or prior to the Disbursement Date. In addition:

        i. The Ground Lease is in full force and effect and has not been modified or amended in any manner whatsoever. The Ground Lease permits the interest of Towson to be encumbered by the Deed of Trust and does not restrict the use of the Leasehold Property by Towson (and its successors or assigns) in a manner that would adversely affect the security provided by the Deed of Trust.

        ii. The lien created by the Deed of Trust is a first, sole and prior leasehold mortgage interest in the Ground Lease and is not subject to any liens or encumbrances superior to, or of equal priority with, the Deed of Trust, The Ground Lease is, and provides that it shall remain, prior to any mortgage or other lien upon the related fee interest.

        iii. The right to purchase the Leasehold Property pursuant to the Ground Lease will vest in Lender upon a foreclosure of its interest under the Ground Lease.

        iv. All rents, additional rents, insurance premiums, administrative fees, taxes, impositions, utility charges and other charges which Towson is required to pay under the Ground Lease have been paid in full to the extent they were due or payable as of the date hereof.

        v. Towson is not in violation of or in default with respect to any term or provision under the Ground Lease or in the performance of any of the terms, covenants, conditions or warranties thereof on the part of Towson to be observed and performed under the Ground Lease, and no event has occurred which, with the giving of notice, the passage of time, or both, if uncured, would constitute an Event of Default under the Ground Lease.

        vi. The Ground Lease requires the Ground Lessor to give notice of any default by Towson to Lender and thereafter the Lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of Towson under the Ground Lease through legal proceedings, or to take other action so long as the Lender is proceeding diligently) to cure any default under the Ground Lease which is curable after the receipt of notice. The Ground Lease further provides that no notice given is effective against the Lender unless a copy has been given to the Lender in a manner described in the Ground Lease or ancillary agreement. No such notice of any default under the Ground Lease has been given by Ground Lessor to Towson nor is there any basis or grounds for any such notice of default to be given to Towson under the terms of the Ground Lease.

        vii. Neither Towson nor the Ground Lessor has commenced any action or given or received notice for the purpose of terminating the Ground Lease. Neither Towson nor the Ground Lessor: (a) has commenced any litigation with respect to or in connection with the Ground Lease, or
        (b) made a request for arbitration proceedings or instituted arbitration proceedings pursuant to the Ground Lease.

        (c) No actions, suits, investigations, litigation, bankruptcy, reorganization or other proceedings are pending at law or in equity or before any federal, state, territorial, municipal or other government department, commission, board, bureau, agency, courts or instrumentality, or to the best of its knowledge, are threatened, against or affecting Towson or Borrower, its sole member or general partner or the sole member or general partner of such sole member or general partner, the operations of the Property or, to Towson's actual knowledge, any tenant in the Improvements, (i) which would, as of the date hereof, affect the validity or priority of the lien of the Deed of Trust, (ii) which affect the ability of Towson or Borrower to perform its obligations pursuant to and as contemplated by the terms and provisions of the Commitment, or (iii) which could materially and adversely affect the operations or financial condition of Towson or Borrower, its sole member or general partner or the sole member or general partner of such sole member or general partner. None of Towson or Borrower. its sole member or general partner or the sole member or general partner of such sole member or general partner, has been adjudicated as bankrupt, has never filed nor has had filed against it, any petition in bankruptcy nor has otherwise taken advantage of any bankruptcy, insolvency or other readjustment of debt laws.

        (d) The execution, delivery and performance of the Commitment, the Note, the Guaranty, the Deed of Trust, the Environmental Indemnity Agreement and the other Loan Documents will not constitute a breach or default under any other agreement to which Towson or Borrower is a party or may be bound or affected, or a violation of any law or court order which may affect the Property, any part thereof, any interest therein, or the use thereof.

        (e) Neither Towson nor Borrower nor the sole member or general partner or the sole member or general partner of such sole member or general partner of either is in violation of or in default with respect to any term or provision of any other loan commitments, mortgage, deed of trust, indenture, contract, or instrument applicable to Towson, Borrower or the Property or by which it is bound or with respect to any order, writ, injunction, decree or demand of any court or any governmental agency or authority.

        (f) The rent roll attached as EXHIBIT A accurately reflects the leases and income from the Property as of the date indicated thereon.

        (g) Towson has not entered into any leases and there are no unrecorded leases or other arrangements for occupancy of space within the Property other than the leases reflected in the rent roll attached as EXHIBIT A.

        (h) To Towson's actual knowledge, no condemnation of any portion of the Property has commenced or, to the best of Towson's knowledge, is contemplated by any governmental authority.

        (i) All factual information set forth in the Commitment and its exhibits, all financial statements, operating statements, leases and rent rolls previously furnished by or on behalf of Towson or Borrower to Lender in connection with the Loan and all other submissions referred to herein or required by the Commitment are true, complete and correct in all material respects as of the date indicated thereon, are not misleading in any material respect and do not omit any information required to prevent such statements, loan submissions or materials from being materially misleading under the circumstances.

        (j) No material adverse change in the operations of the Property or in the financial condition of Towson or Borrower has occurred since the date of preparation of the most recent financial statements and operating statements delivered to Lender.

        (k) To Towson's actual knowledge, the Property is structurally sound and the operation of the Property complies with all applicable zoning, environmental protection or control codes and fire, electrical and building codes, rules and regulations. To Towson's actual knowledge, there is no license, approval or permit, necessary for either the lawful operation of the Property or the lawful occupancy thereof, including, without limitation, utility, building, zoning, subdivision control, land and water use, environmental protection and flood hazard permits, which has not been obtained.

        (l) To Towson's actual knowledge, Towson is not in default under any lease; no tenant in the Improvements has committed an uncured monetary default under its lease; all conditions precedent to any tenant's obligation to pay rent have been satisfied and, to the best of Towson's knowledge, no tenant in the Improvements has committed a nonmonetary default under its lease; no tenant lease contains any option to purchase any interest in the Property.

        (m) There are no unrecorded contracts to purchase the Property or any interest therein.

        (n) Except as otherwise set forth in the Phase I Environmental Site Assessment of the Property prepared by PMT Phase I ESA, dated April 30, 2004. and other than Hazardous

Materials (as defined below) in quantities and of types reasonably and customarily associated with general office use which have been and are stored, used and disposed of in compliance with Hazardous Material Laws (as defined below) and the presence of which do not require compliance with any reporting requirements under any Hazardous Material Laws, no Hazardous Materials have been installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, in, on or under the Property, including without limitation, the surface and subsurface waters of the Property, nor has any activity been undertaken on the Property which would cause: (i) the Property to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring the Property within, any Hazardous Material Laws;
(ii) a release or threatened release of Hazardous Material from the Property within the meaning of, or otherwise bring the Property under, any Hazardous Material Laws; or (iii) the discharge of Hazardous Material which would require a permit under any Hazardous Material Laws. There are no conditions with respect to the Property which would cause a violation or support a claim under any Hazardous Material Laws. No underground storage tanks or underground deposits of Hazardous Materials are or were located on the Property and subsequently removed or filled. For purposes of this representation, "Hazardous Materials" means and includes asbestos or any substance containing asbestos, polychlorinated biphenyls, any explosives, radioactive materials, chemicals known or suspected to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions, infectious wastes, any petroleum or petroleum-derived waste or product or related materials and any items defined as hazardous, special or toxic materials, substances or waste under any Hazardous Material Laws, or any material which shall be removed from the Property pursuant to any administrative order or enforcement proceeding or in order to place the Property in a condition that is suitable for ordinary use. "Hazardous Material Laws" means all federal, state and local laws (whether under common law, statute or otherwise), ordinances, rules, regulations and guidance documents now in force, as amended from time to time, in any way relating to or regulating human health or safety, industrial hygiene or environmental conditions, protection of the environment, pollution or contamination of the air, soil, surface water or groundwater, and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Clean Air Act, 42 U.S.C.
Section 7401, et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1321, et seq., and the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., and the amendments, regulations, orders, decrees, permits, licenses or deed restrictions now or hereafter promulgated thereunder.

        (o) The Property consists of a separate tax lot or lots assessed separately and apart from any other property owned by Towson or any other owner.

        (p) Based upon Towson's review of that certain ALTA Survey of the Property prepared by George William Stephens, Jr. and Associates, Inc., dated June 28, 2004, the Property does not lie in a 100 year flood plain that has been identified by the Secretary of Housing and Urban Development or any other governmental authority.

        (q) The use of the Property by Towson and all tenants, subtenants, licensees and other material users is in compliance with all use restrictions contained in leases and restrictions affecting the Property.

        Towson hereby agrees that these representations and warranties are also made with the purpose of enabling the holders of the Deed of Trust, the Guaranty and the Note, from time to time, to rely on the truth of the matters recited in these representations and warranties as of the date they were made.

        This Closing Certificate shall be deemed to be a Related Agreement and a Loan Document as defined in the Deed of Trust.

        The above representations and warranties are all made as of the Disbursement Date, as defined in the Note, and as of July 21, 2004.

                                TOWSON CIRCLE LLC,
                                a Maryland limited liability company

                                By: /s/ [ILLEGIBLE]
                                    -----------------------------------
                                Name:   [ILLEGIBLE]
                                      ---------------------------------
                                        Authorized Person

                                    EXHIBIT A

                                    RENT ROLL